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                                                                    EXHIBIT 23.1
                                                                    ------------



Consents of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-40949) pertaining to the Capital Bank, N.A. Retirement Savings Plan; the Registration Statement (Form S-8, File No. 333-91063) pertaining to the Capital Holdings, Inc. Stock Option Plan; the Registration Statement (Form S-8, File No. 333-91061) pertaining to the Capital Holdings, Inc. Incentive Stock Option Plan; and the Registration Statement (File No. 333-91057) pertaining to the Capital Holdings, Inc. Amended and Restated Director and Employee Stock Purchase Plan, of our report dated January 14, 2000, with respect to the consolidated financial statements of Capital Holdings, Inc., incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999.







                                ERNST & YOUNG LLP



March 10, 2000
Toledo, Ohio